Exhibit 2.1

                  PURCHASE AGREEMENT OF ASSETS AND LIABILITIES
                  --------------------------------------------


         THIS AGREEMENT is made on this 31st day of May, 2001 and is effective as of May 1, 2001, between Bio-Solutions International, Inc., a New Jersey corporation, hereinafter referred to as Company, and Bio-Solutions International, Inc., a Nevada corporation, hereinafter referred to as Buyer.

         WHEREAS the parties have reached an understanding with respect to the sale by the Company and purchase by the Buyer of all the assets and liabilities of Company as reflected on Exhibit 1, attached hereto and made a part hereof and as specified hereinafter.

         It is therefore agreed:

         1. Sale of Assets. The Seller agrees that, at the closing, the Seller shall sell, transfer and deliver to the Buyer, for the consideration hereinafter provided, all of the Company's then existing assets and business as a going concern, including, without limitation, all of the Company's goodwill and all rights to the use of the name "Bio-Solutions International, Inc." or any variant thereof, together with all products and solutions to which the Company holds any right, title or interest. The assets so to be sold and delivered shall consist of those owned by the Company on March 31, 2001, including, without limitation, those reflected in the company's balance sheet of March 31, 2001 with such changes therein, and only such changes, as shall have occurred in the ordinary course of the Company's business between March 31, 2001 and closing. The foregoing assets being acquired shall also be listed in the attached Exhibit 1, incorporated by reference as if fully recited herein.

         Such  sale  shall  include  all  liabilities,   obligations,   security
interests, and encumbrances.

         The consideration for such sale of assets and liabilities shall be the delivery of 12,859,980 million shares of Rule 144 restricted stock of the Buyer, payable to the Company. Subject to the terms of this agreement and in reliance on the representations and warranties of the Company contained herein, the Buyer shall purchase these assets and liabilities and the business and, in full consideration therefor, shall pay the Company the aforesaid 12,859,980 million shares of Rule 144 restricted stock of the Buyer, and shall assume and agree to pay or discharge the Company's liabilities and obligations to the extent provided in paragraph 8.

         2. Closing. The closing of the sale shall take place at the Law Offices of Hartke & Hartke, 7637 Leesburg Pike, Falls Church, Virginia 22043 at 11:00 a.m. on May 1, 2001. At the closing, the Company shall deliver to the Buyer such full covenant and warranty deeds, bills of sale with covenants of warranty, endorsements, assignments, and other good and sufficient instruments of transfer and conveyance as shall be effective to vest in the Buyer good and marketable title to the assets and business to be sold as provided in the agreement. The Buyer shall deliver to the Company the Rule 144 restricted stock referred to herein in accordance with the schedule set forth in Exhibit C, and shall execute and deliver to the Company an undertaking wherein the Buyer will assume and agree to pay or discharge the Company's liabilities and obligations to the extent provided in paragraph 8. From time to time, at the buyer's request, whether at or after the closing and without further consideration, the Company at its expense will execute and deliver such further instruments of conveyance and transfer and take such other action as the Buyer reasonably may require more effectively to convey and transfer to the Buyer any of the property to be sold hereunder, and will assist the Buyer in the collection or reduction to possession of such property. The Company will pay all sales, transfer, and documentary taxes, if any, payable in connection with the sale, transfers, and deliveries to be made to the Buyer hereunder.

         3. Representations and warranties. The Company and the Shareholders represent and warrant as follows:

         (a). Organization and standing of company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of New Jersey; the copies of the Company's certificate of incorporation and all amendments thereof to date, certified by the Secretary of State of New Jersey, and of the Company's bylaws as amended to date, certified by the Company's secretary, which have been delivered to the Buyer are complete and correct as at the date of this agreement. The Company is duly licensed or qualified and in good standing as a foreign corporation in all other states where the character of the properties owned by the Company or the nature of the business transacted by it make such license or qualification necessary.

         (b). Subsidiaries. The Company has no subsidiaries.

         (c). Company's authority. The execution and delivery of this agreement to the Buyer and the sale contemplated hereby have been duly authorized by the Company's board of directors and Shareholders, and the Company has delivered to the Buyer copies of the minutes of the meetings of its board of directors and shareholders at which such authority was granted, such copies having been certified by the Company's secretary.

         (d). Financial statements. The Company has delivered to the Buyer copies of the following financial statements, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated: (i) balance sheets of the Company as of December 31, 2000, certified by Baum & Company, P.A., certified public accounts and March 31, 2001, certified by the Company's treasurer, each of which presents a true and complete statement, as of its date, of the Company's financial condition and of its assets and liabilities; and (ii) statements of the Company's profit and loss accounts (including, without limitation, all taxable income of every nature) and of its surplus for the calendar years 1999 and 2000, certified by Baum & Company, P.A., and for the three months ended March 31, 2001, certified by the Company's treasurer, each of which accurately presents the results of the Company's operations for the period indicated.

         (e). Absence of undisclosed liabilities. Except to the extent reflected or reserved against the Company's balance sheet of March 31, 2001, the Company as of such date had no liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by the Company's income for any period prior to March 31, 2001, or arising out of transaction entered into, or any state of facts existing, prior thereto. The Company represents and warrants that it, and each Shareholder represents and warrants that he, does not know or have reasonable grounds to know of any basis for the assertion against the Company, as of March 31, 2001, of any liability of any nature or in any amount not fully reflected or reserved against in the balance sheet of March 31, 2001.

         (f) Absence of certain changes. Since March 31, 2001, there has not been: (i) any change in the Company's financial condition, assets, liabilities, or business, other than changes in the ordinary course of business, none of which has been materially adverse; (ii) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the Company's properties or business; (iii) any declaration, or setting-aside, or payment of any dividend or other distribution in respect of the Company's shares, or any direct or indirect redemption, purchase, or other acquisition of any such shares; (iv) any increase in the compensation payable or to become payable by the Company to any of its officers, employees, or agents, or any bonus payment or arrangement made to or with any thereof; or (v) any labor trouble, or any event or condition of any character, materially and adversely affecting the Company's business or prospects.

         (g) Tax audits. The Company's federal income tax returns have not been audited by the Internal Revenue Service.

         (h) Title to properties. The Company has good and marketable title to all its properties and assets, real and personal, including those reflected in the balance sheet of March 31, 2001 (except as since sold or otherwise disposed of in the ordinary course of business), subject to no mortgage, pledge, lien, encumbrance, security interest, or charge, except for liens shown on such balance sheet as securing specified liabilities (with respect to which no default exists), and except for minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the properties subject thereto, or materially impair the Company's operations, and have arisen only in the ordinary course of business.

         (i) Realty, plants, and equipment. The Company has delivered to the Buyer an accurate list and summary description, certified by the Company's treasurer, of all real property presently owned of record or beneficially by the Company, together with a brief description of all plants and structures located thereon; all such plants and structures and the equipment therein are in good operating condition and repair and conform with all applicable ordinances and regulations and building, zoning, and other laws.

         (j) Patents, trademarks, etc. The Company has delivered to the Buyer an accurate list and summary description, certified by the Company's treasurer, of all patents, patent applications, trademarks, trade names, copyrights, and licenses presently owned or held by the company, all of which are valid and in good standing.

         (k) Accounts receivable. The Company has delivered to the Buyer a true and complete list, certified by the company's treasurer, of the Company's accounts receivable at March 31, 2001, as reflected in the balance sheet of that date. If, following the closing hereunder, any of such accounts, or any account receivable arising between March 31, 2001 and closing, to the extent then remaining unpaid, are not paid in full on demand when due, the Company and the Shareholders agree, forthwith upon notice from the Buyer, to pay the full amount thereof to the Buyer, against delivery to the payor or payors of an assignment of the defaulted account or accounts.

         (l) Contracts. A complete copy of all the foregoing have been delivered to the Buyer. The Company has complied with all the provisions of such instruments and of all other contracts and commitments to which it is a party, and is not in default under any of them.

         (m) Litigation. Except for suits of a character incident to the normal conduct of the Company's business and involving not more than $10,000 in the aggregate, there is no litigation or proceeding pending, or to the knowledge of the Company or the Shareholders threatened, against or relating to the Company, its properties, or business, nor do the Company or the Shareholders know or have reasonable grounds to know of any basis for any such action, or of any governmental investigation relative to the Company, its properties, or business.

         (n) Disclosure. No representation or warranty by the Company or the Shareholders in this agreement nor any statement or certificate furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

         (o) Reliance. The foregoing representations and warranties are made by the Company and the Shareholders with the knowledge and expectation that the Buyer is placing complete reliance thereon.

         4. Access and information. The Company shall give to the Buyer and to the Buyer's counsel, accountants, engineers, and other representatives full access, during normal business hours throughout the period prior to the closing, to all of the Company's properties, books, contracts, commitments, and records, and shall furnish the Buyer during such period with all such information concerning the Company's affairs as the Buyer reasonably may request.

         5.  Conduct  of  business   pending   closing.   The  Company  and  the
Shareholders covenant that, pending the closing:

         (a) The Company's business will be conducted only in the ordinary course.

         (b)  No  change  will  be  made  in  the   Company's   certificate   of
incorporation or bylaws, except as may be first approved in writing by the Buyer.

         (c) No change will be made in the Company's authorized or issued corporate shares.

         (d) No dividend or other distribution or payment will be declared or made in respect of the Company's shares, nor will the company directly or indirectly redeem, purchase, or otherwise acquire any of such shares.

         (e) No increase will be made in the compensation payable or to become payable by the Company to any officer, employee, or agent, nor will any bonus payment or arrangement be made by the Company to or with any officer, employee, or agent thereof.

         (f) No contract or commitment will be entered into by or on behalf of the Company extending beyond May 1, 2001 except normal commitments for the purchase of raw materials and supplies which in any single case will not involvement payment by the Company of more than $5,000.

         (g) No change will be made affecting the compensation payments or banking and safe deposit arrangements referred to in subparagraph (m) of paragraph 3, without the Buyer's prior written approval.

         (h) Except as otherwise requested by the Buyer, and without making any commitment on its behalf, the Company will use its best efforts to preserve its business organization intact; to keep available to the Buyer the services of its present officers and employees; and to preserve for the Buyer the goodwill of the Company's suppliers, customers, and others having business relations with it.

         (i) The Company will duly comply with the laws of New Jersey, and the laws of the Uniform Commercial Code, and with all such other applicable laws as may be required for the valid and effective consummation of the sale provided for in this agreement.

         6.  Further requirements on closing.  At the closing:

         (a) Change of name. The Company and its Shareholders shall take all steps necessary or appropriate to change its name, as of the date of the closing, unless the Company is liquidated within ninety (90) days from the date of closing.

         7. Conditions precedent. All obligations of the Buyer under this agreement are subject to the fulfillment, prior to or at the closing, of each of the following conditions:

         (a) Representations and warranties true at closing. The Company's representations and warranties contained in this agreement shall be true at the time of closing as though such representations and warranties were made at such time.

         (b) Performance. The Company shall have performed and complied with all agreements and conditions required by this agreement to be performed or complied with by them prior to or at the closing.

         (c) Officers' certificate. The Company shall have delivered to the Buyer a certificate of the Company's president and treasurer, dated the closing date, certifying in such detail as the Buyer may request to the fulfillment of the conditions specified in subparagraphs (a) and (b) of this paragraph.

         8. Buyer's assumption of liabilities. At the closing, the Buyer shall execute and deliver to the Company an undertaking wherein the Buyer will assume and agree to pay or discharge the following:

         (a) All those liabilities and obligations of the Company as of March 31, 2001 which are reflected or reserved against in the Company's balance sheet of that date, but only to the extent reflected or reserved against;

         (b) All liabilities and obligations of the Company arising in the ordinary conduct of its business between March 31, 2001 and the closing, except those referred to in subdivisions (i), (ii), and (iii) of subparagraph (c) of this paragraph;

         (c) All liabilities and obligations of the Company in respect of the contracts and commitments listed in subparagraph (1) of paragraph 3, and all other contracts and commitments entered into in the ordinary course of the Company's business at any time before or after March 31, 2001, and prior to the closing, except: (i) liabilities or obligations in respect of any contract or commitment of the character described in subparagraph (l) of paragraph 3, but not listed therein, though existing at the date of this agreement; (ii) liabilities or obligations in respect of any contract or commitment entered into by or on behalf of the Company between the date of this agreement and the closing which are precluded by the provisions of subparagraph (f) of paragraph 5; (iii) liabilities or obligations arising out of any breach by the Company, at any time before or after March 31, 2001, and prior to the closing, of any contract or commitment, unless and to the extent that such liabilities or obligations are reflected or reserved against in the Company's balance sheet of March 31, 2001. The Buyer shall not assume or be liable for any liability of the Company in respect of any profit derived from the sale provide for by this agreement.

         9. Indemnification. The Company shall indemnify and hold harmless the Buyer against and in respect of:

         (a) All liabilities and obligations of, or claims against, the Company not expressly assumed by the Buyer pursuant to paragraph 8;

         (b) Any nonpayment on demand when due, following the closing, of any of the accounts receivable referred to in subparagraph (k) of paragraph 3;

         (c) Any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Company or either Shareholder under this agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Buyer under this agreement; and

         (d) All actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.

         10. Brokerage. The Company and the Shareholders represent and warrant that all negotiations relative to this agreement have been carried on by them directly with the Buyer, without the intervention of any person, and the Company and the Shareholders shall indemnify the Buyer and hold it harmless against and in respect of any claim for brokerage or other commissions relative to this agreement, or to the transactions contemplated hereby, and also in respect of all expenses of any character incurred by the Company or the Shareholders in connection with this agreement or such transactions.

         11. Survival of representations. All statement contained in any certificate or other instrument delivered by or on behalf of the Company or the Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the Company and the Shareholders hereunder. All representations, warranties, and agreements made by the Company and the Shareholders in this agreement, or pursuant hereto, shall be deemed joint and several, except as otherwise expressly stated, and shall survive the closing and any investigation at any time made by or on behalf of the Buyer.

         12. Benefit. All the terms of this agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the respective legal representatives of the Shareholders, and the successors and assigns of the Company and the Buyer.

         13. Construction. This agreement is being delivered and is intended to be performed in the State of Mississippi, and shall be construed and enforced in accordance with the laws of the State of Nevada.

         16. Notices. All notices, requests, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed, first class postage prepaid, (a) if to the Company at 2 North Bath Avenue, Suite 3A, Long Branch, New Jersey 07740, or at such other address as the Company has furnished to the Buyer in writing, or (b) if to the Buyer, at 35 Power Lane, Hattiesburg, Mississippi 39402.

         17. Counterparts. This agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this agreement.


                                  /s/ Cary M. Cheek
                                  ----------------------------------------------
                                  Bio-Solutions International, Inc.
                                  A New Jersey corporation, Seller



                                  /s/ Louis H. Elwell, III, President
                                  ----------------------------------------------
                                  Bio-Solutions International, Inc.
                                  A Nevada corporation, Buyer